UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

HUB INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Canada

(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604

(877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2007, Hub International Limited (the “Company”) and John P. Graham, Vice President and Chief Financial Officer of the Company, mutually agreed that Mr. Graham will depart from the Company following completion of the proposed Plan of Arrangement, pursuant to which the Company will be acquired by funds advised by Apax Partners L.P. and Apax Partners Worldwide LLP, together with Morgan Stanley Principal Investments, Inc. Mr. Graham is the Company’s principal financial officer and principal accounting officer. It is currently expected that the Plan of Arrangement will be completed in mid-June 2007 and that Mr. Graham will continue to serve as the Company’s principal financial officer and principal accounting officer until a successor is appointed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007
HUB INTERNATIONAL LIMITED

	By:	/s/ W. Kirk James
	Name:	W. Kirk James
	Title:	Vice President, Chief Corporate Development Officer and Corporate Secretary